UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2025

VROOM, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39315	90-1112566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4700 Mercantile Dr.
Fort Worth, Texas	76137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (518) 535-9125

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VRM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 25, 2025, Vroom, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with Robert J. Mylod, Jr. (the “Investor”) in support of the Company’s long-term business strategy. Mr. Mylod is the Independent Executive Chair of the board of directors of the Company.

Pursuant to the Purchase Agreement, the Company agreed to issue Senior Secured Delayed Draw Notes due 2026 (the “Notes”) in a maximum aggregate principal commitment amount of $10,500,000, with an initial issuance of $5,000,000. The Notes bear interest, payable quarterly in arrears, at a per annum rate equal to Term SOFR (three-month tenor) plus 7.50%, and contain customary covenants, events of default, and conditions for subsequent note issuance. The Notes are secured by the assets of the Company under the security agreement issued by the Company in favor of the Investor. The Notes mature on November 25, 2026; however, the Notes may be prepaid at any time, in whole or in part, without penalty or premium. The Company intends to use the proceeds from the Notes for working capital and general corporate purposes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VROOM, INC.

Date: November 26, 2025	By:	/s/ Jonathan Sandison
Jonathan Sandison
Chief Financial Officer

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